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[UNITED AUTO LOGO]                                                  EXHIBIT 99.1
                                                                   Press Release

                                                        United Auto Group, Inc.
                                                        13400 Outer Drive West
                                                        Suite B36
                                                        Detroit, MI  48239

Contact:      Phillip M. Hartz                       Tony Pordon
              Senior Vice President -                Vice President -
              Corporate Communications               Investor Relations
              313-592-5365                           313-592-5266
              phartz@unitedauto.com                  tony.pordon@unitedauto.com

FOR IMMEDIATE RELEASE

                    UNITEDAUTO GROUP TO HOST CONFERENCE CALL
                  WITH RELEASE OF FIRST QUARTER 2002 EARNINGS;
                CALL ALSO TO BE BROADCAST LIVE OVER THE INTERNET

DETROIT, MI, April 17, 2002 - UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, will host a conference call discussing financial results for its first quarter 2002 on Wednesday, May 1, at 3 pm ET/ 2 pm CT/ 1 pm MT/ 12 pm PT. The call will follow the release earlier that morning of first quarter 2002 earnings for UnitedAuto Group.

HOW TO PARTICIPATE:

Advanced registration is not required.

-      Domestic, please call (877) 709-5341

-      International, please call (773) 756-4618

Calls need to be made shortly before 3 pm ET on the 1st of May. Please provide the leader's name - Roger Penske - as well as the code UAG1Q. The call cannot be accessed without this information.

This call will also be simultaneously broadcast on the Internet. This simultaneous webcast may be accessed through the UnitedAuto Group website at www.unitedauto.com. We recommend you access the webcast 15-20 minutes prior to the scheduled start time. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software. Links to download the free Players software will be available on the UnitedAuto Group website.

There will be an instant replay of the call with reverse, pause, and fast forward features available from Wednesday, May 1, two hours after the call, until 11:59 pm ET, Wednesday, May 8. Following are the numbers to call to listen to the playback:

-      Domestic, please call (888) 562-4354

-      International, please call (402) 530-7646


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A rebroadcast of the conference call will also be available on the Company's website beginning one hour after the completion of the live broadcast and for the following thirty days.

A copy of the transcript of the call can be e-mailed. Please e-mail nvermillion@unitedauto.com with this request beginning Wednesday, May 8.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 123 franchises in the United States and 55 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

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